UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

BRUCE FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Subject Line: Bruce Fund Shareholder Vote

Dear Shareholder,

This is a reminder that the 2023 Special Meeting of Shareholders of Bruce Fund will be held on November 15th at 2 p.m. CDT. We need your vote in order to hold the shareholder meeting.

Voting your shares will only take a few moments of your time. To cast your proxy vote, please visit vote.proxyonline.com . For reference, your proxy voting control number is XXXXXXXXXXXX

Thank you for your response.

Sincerely,

R. Jeffrey Bruce

President and Treasurer, Bruce Fund, Inc.

A copy of the proxy statement may be found here. If you have any questions, please feel free to call the Fund’s proxy services firm at 1-866-521-4429. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time, as well as take your vote.